Exhibit 99.1

Cvent Announces First Quarter 2014 Financial Results

Revenue of $31.4 million increases 29% year-over-year

Raises 2014 Guidance

McLean, VA – May 14, 2014 – Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the first quarter ended March 31, 2014.

“We had a strong start to 2014,” said Reggie Aggarwal, Chief Executive Officer of Cvent. “Revenue in the first quarter increased 29% as compared to the first quarter in the prior year. We continued to see strong momentum for our solutions that automate and improve processes at all stages of the meetings and events lifecycle, serving both meetings and events planners on one side, and hotels and venues on the other. The combination of our first quarter performance and continued business momentum is reflected in our increased guidance. We are pleased to be able to balance strong revenue growth with healthy profitability as we continue to scale our business for the long-term.”

First Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $31.4 million, an increase of 29% from the comparable period in 2013.

•	Platform Subscription revenue was $21.7 million, an increase of 27% from the comparable period in 2013.

•	Marketing Solutions revenue was $9.7 million, an increase of 34% from the comparable period in 2013.

Operating Income

•	GAAP operating income was $0.6 million, compared to a GAAP operating loss of $(0.3) million in the comparable period in 2013.

•	Non-GAAP operating income was $1.5 million, consistent with the comparable period in 2013.

Net Income

•	GAAP net income was $1.6 million, compared to net income of $0.3 million for the comparable period in 2013. GAAP net income per diluted share was $0.04, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to GAAP net income per diluted share of $0.01 for the comparable period in 2013, based on 34.6 million weighted average common shares outstanding on a fully diluted basis.

•	Non-GAAP net income was $2.5 million compared to $2.1 million in the comparable period in 2013. Non-GAAP net income per share was $0.06, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to non-GAAP net income per share of $0.06 for the comparable period in 2013, based on 34.6 million weighted average common shares outstanding on a fully diluted basis.

Adjusted EBITDA

•	Adjusted EBITDA was $3.5 million, representing an adjusted EBITDA margin of 11%, compared to $3.2 million and 13% in the comparable period in 2013.

Balance Sheet

•	Cash, cash equivalents and short-term investments at March 31, 2014 totaled $201.7 million.

Recent Business Highlights

•	Attracted new Strategic Meeting Management customers across the Fortune 1000, including Gulfstream, Polycom and Protective Life Corporation and expanded relationships with customers such as Biogen Idec, Sunovion Pharmaceuticals and National Grid, with many of these clients expanding their subscribed features and functionality across the Cvent platform.

•	Signed new platform subscription customers including Plexus Worldwide, the University of Southern California and Wasserman Media, and renewed or expanded multi-year agreements with diverse customers including Tableau Software, Illumina and Elekta.

•	Expanded our leadership in mobile solutions for meeting and event planners with new customers including the Choice Hotels Owners Council and Hewlett-Packard, and renewed mobile subscriptions at organizations such as Experian, the Institute of Internal Auditors and TESSCO Technologies.

•	Added new marketing solutions with hotel customers internationally, such as TRYP by Wyndham in Europe and Latin America, the Mandarin Oriental Hong Kong and the Oberoi in Dubai; and domestically at hotels such as the Trump Hotel Collection, the Grand Cascades Lodge and Revel Resort in Atlantic City. New marketing solutions customers also included convention and visitors’ bureaus around the world representing countries like Switzerland, Mexico, and Singapore, as well as cities like Detroit and Fort Collins. We also signed renewal contracts with organizations including Atlantis, Crowne Plaza, and Fairmont Raffles Hotels International, as well as the convention and visitors’ bureaus in Houston and New Orleans, with many of these organizations extending their contract for multiple years.

•	Held the Company’s first annual Group Business Forum for the hospitality industry, with over 400 executive attendees representing hotels and destinations worldwide. This event provided an opportunity for Thought Leaders to come together to understand industry technology trends and to network with one another.

Business Outlook

Based on information available as of May 14, 2014, Cvent is issuing guidance for the second quarter and full year 2014 as indicated below.

Second Quarter 2014:

•	Total revenue is expected to be in the range of $33.3 million to $33.7 million.

•	GAAP net loss is expected to be in the range of $(2.3) million to $(1.9) million, or $(0.06) to $(0.05) per share, based on 40.7 million basic weighted average common shares outstanding.

•	Non-GAAP net loss is expected to be in the range of $(0.4) million to breakeven, or $(0.01) to breakeven per share, based on 40.7 million basic weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $1.6 million to $2.0 million.

Full Year 2014:

•	Total revenue is expected to be in the range of $138.7 million to $140.3 million.

•	GAAP net loss is expected to be in the range of $(7.0) million to $(5.8) million, or $(0.17) to $(0.14) per share, based on 40.8 million basic weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $0.4 million to $1.6 million, or $0.01 to $0.04 per share, based on 42.7 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $13.6 million to $14.6 million.

Conference Call Information

What:	Cvent First Quarter 2014 Financial Results Conference Call
When:	Wednesday, May 14, 2014
Time:	4:30 p.m. ET
Live Call:	(800) 860-2442, domestic (412) 858-4600, international
Replay:	(877) 344-7529, passcode 10045313, domestic (412) 317-0088, passcode 10045313, international
Webcast:	http://investors.cvent.com (live and replay)

The webcast will be archived on Cvent’s website for a period of three months.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hotels with a targeted advertising platform designed to reach event planners looking for suitable venues. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events.

Non-GAAP Financial Measures

To supplement Cvent’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Cvent provides investors with certain non-GAAP financial measures, including Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business. Additionally, we have not reconciled the non-GAAP guidance measures disclosed under “Business Outlook” to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation, provision for income taxes, depreciation and amortization, costs related to acquisitions (including earn-outs), and foreign currency remeasurement and transactions gains and losses, as certain items that impact these measures are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort.

Cvent excludes the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Provision (benefit) for income taxes. Cvent excludes this expense (benefit) from its non-GAAP financial measures primarily because it is largely a non-cash expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Depreciation and amortization. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquired technology. Cvent excludes these items from its non-GAAP financial measures because they are typically static expenses that Cvent does not consider part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and other awards. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their Consolidated Balance Sheets.

Costs related to acquisitions and disposition. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the acquisitions and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future revenues, expenses, net income (loss), and profitability, and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to correct any weaknesses and deficiencies in our internal control over financial reporting and disclosure controls and procedures; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K filed on March 21, 2014 and other reports and filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Kathleen O’Boyle

Cvent, Inc.

KOBoyle@cvent.com

571-765-5663

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

Cvent, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$191,019	$146,407
Restricted cash	673	664
Short-term investments	10,637	11,359
Accounts receivable, net of reserve of $761 and $731, respectively	24,758	33,199
Prepaid expense and other current assets	8,197	7,894
Deferred tax assets	3,060	3,060

Total current assets	238,344	202,583
Property and equipment, net	8,591	7,906
Capitalized software development costs, net	11,260	9,264
Intangible assets, net	2,924	3,123
Goodwill	12,238	12,703
Deferred tax assets, non-current	257	257

Total assets	$273,614	$235,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,402	$5,388
Accrued and other current liabilities	18,808	18,477
Deferred revenue	69,984	65,203

Total current liabilities	98,194	89,068
Deferred tax liabilities, non-current	3,323	3,323
Other liabilities, non-current	2,196	1,407

Total liabilities	103,713	93,798
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at March 31, 2014 and December 31, 2013; and zero issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at March 31, 2014 and December 31, 2013; 41,458,347 and 40,409,791 shares issued and 40,938,133 and 39,889,577 outstanding at March 31, 2014 and December 31, 2013, respectively	41	40
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	195,170	168,949
Accumulated deficit	(21,344)	(22,985)

Total stockholders’ equity	169,901	142,038

Total liabilities and stockholders’ equity	$273,614	$235,836

Cvent, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$31,401	$24,360
Cost of revenue[1]	9,208	6,003

Gross profit	22,193	18,357
Operating expenses:
Sales and marketing[1]	13,667	11,519
Research and development[1]	3,189	2,502
General and administrative[1]	4,697	4,647

Total operating expenses	21,553	18,668

Income (loss) from operations	640	(311)
Interest income	279	259

Income (loss) from operations before income tax expense	919	(52)
Benefit from income taxes	(722)	(362)

Net income	$1,641	$310

Net income per common share:
Basic	$0.04	$0.01

Diluted	$0.04	$0.01

Weighted average common shares outstanding – basic	40,619,281	32,871,967
Weighted average common shares outstanding – diluted	43,194,174	34,567,659

[1]Stock-based compensation expense included in the above:
Cost of revenue	$193	$210
Sales and marketing	303	777
Research and development	204	141
General and administrative	230	311

Total	$930	$1,439

Cvent, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months Ended March 31,
	2014	2013
Operating activities:
Net income	$1,641	$310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,001	1,756
Foreign currency transaction loss	(166)	(1)
Stock-based compensation expense	930	1,439
Change in operating assets and liabilities:
Accounts receivable, net	8,906	14,771
Prepaid expenses and other assets	(271)	(2,334)
Accounts payable, accrued and other liabilities	5,655	(564)
Deferred revenue	4,781	1,704

Net cash provided by operating activities	23,477	17,081

Investing activities:

Purchase of property and equipment and capitalized software development costs	(4,772)	(1,799)
Net Sales of short-term investments	722	1,679
Acquisition-related consideration payments	(20)	(528)
Restricted cash	(9)	(2)

Net cash used in investing activities	(4,079)	(650)

Financing activities:
Proceeds from exercise of stock options and warrants	234	21
Proceeds from follow-on public offering, net of expenses	24,814	—

Net cash provided by financing activities	25,048	21

Effect of exchange rate changes on cash and cash equivalents	166	1

Increase in cash and cash equivalents	44,612	16,453
Cash and cash equivalents, beginning of period	146,407	16,850

Cash and cash equivalents, end of period	$191,019	$33,303

Supplemental cash flow information:
Income taxes paid	$661	$1,528

Supplemental disclosure of noncash investing activities:
Change in accounts payable for purchase of property and equipment	$289	$—

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three months ended March 31,
	2014	2013
	(In thousands)
Cost of revenue	$9,208	$6,003
Adjustments
Stock-based compensation expense	(193)	(210)

Non-GAAP Cost of Revenue Expenses	$9,015	$5,793

	Three months ended March 31,
	2014	2013
	(In thousands)
Sales and marketing	$13,667	$11,519
Adjustments
Stock-based compensation expense	(303)	(777)

Non-GAAP Sales & Marketing Expenses	$13,364	$10,742

	Three months ended March 31,
	2014	2013
	(In thousands)
Research and development	$3,189	$2,502
Adjustments
Stock-based compensation expense	(204)	(141)

Non-GAAP Research & Development Expenses	$2,985	$2,361

	Three months ended March 31,
	2014	2013
	(In thousands)
General and administrative	$4,697	$4,647
Adjustments
Stock-based compensation expense	(230)	(311)
Foreign currency remeasurement and transaction gains	439	50
Costs related to acquisitions and dispositions	(351)	(404)

Non-GAAP General and administrative Expenses	$4,555	$3,982

	Three months ended March 31,
	2014	2013
	(In thousands)
Net income	$1,641	$310
Adjustments
Interest income	(279)	(259)
Benefit from income taxes	(722)	(362)
Depreciation and amortization expense	2,001	1,756
Stock-based compensation expense	930	1,439
Foreign currency remeasurement and transaction gains	(439)	(50)
Costs related to acquisitions and dispositions	351	404

Adjusted EBITDA	$3,483	$3,238

	Three months ended March 31,
	2014	2013
	(In thousands)
GAAP operating income (loss)	$640	$(311)
Adjustments
Stock-based compensation expense	930	1,439
Foreign currency remeasurement and transaction gains	(439)	(50)
Costs related to acquisitions and dispositions	351	404

Non-GAAP operating income	$1,482	$1,482

	Three months ended March 31,
	2014	2013
	(In thousands)
GAAP net income	$1,641	$310
Adjustments
Stock-based compensation expense	930	1,439
Foreign currency remeasurement and transaction gains	(439)	(50)
Costs related to acquisitions and dispositions	351	404

Non-GAAP net income	$2,483	$2,103

Diluted weighted average common shares outstanding(1)	43,194,174	34,567,659
Non-GAAP net income per diluted share	$0.06	$0.06

(1)	For purposes of the diluted weighted average common shares outstanding for the period ended March 31, 2013, all shares of Series A Convertible Preferred Stock have been treated as though they have converted to Common Shares on a 1:1 basis as of the beginning of the period because the Series A Convertible Preferred Stock participate in any net earnings on an equal basis with Common Stock shareholders.